Exhibit 99.1
The Board of Directors of
Activant Group Inc. and
Activant Solutions Inc.
Ladies and Gentlemen:
Please be advised that I hereby resign as a director of Activant Group Inc. and Activant Solutions Inc. (collectively, the “Corporations”), effective as of the date written below.
Please be further advised that my resignation does not arise from any disagreement with the Corporations on any matter relating to the Corporations’ operations, policies or practices.
Very truly yours,
/s/ Orlando Bravo

Orlando Bravo
Date: October 27, 2008